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Thomson StreetEvents(SM)

DY - Q1 2005 Dycom Industries Earnings Conference Call

Event Date/Time: Nov. 23, 2004 / 9:00AM ET

Event Duration: 1 hr 7 min

OVERVIEW

For 1Q05, total contract revenues were $263.2m vs. $196m in 1Q04, net income was $15.6m vs. $13.9m, and fully diluted EPS was $0.32 vs. $0.29. For 2Q05, DY anticipates EPS of $0.14-0.19 on revenues of $200-220m. Q&A Focus: GM, Verizon situation, RJE's business, hurricane impact, SBC, customers' impact, D&A, and acquisitions.



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DY - Q1 2005 Dycom Industries Earnings Conference Call

CORPORATE PARTICIPANTS

Steven Nielsen
Dycom Industries - President & CEO

Mike Miller
Dycom Industries - General Counsel

Dick Dunn
Dycom Industries - SVP & CFO

CONFERENCE CALL PARTICIPANTS

Gina Gordon
Merrill Lynch - Analyst

Alex Rygiel
Friedman Billings Ramsey - Analyst

Alan Mitrani
Copper Beech Capital - Analyst

Gary Jacoby
Morgan Stanley - Analyst

Jason Simon
JMP Securities - Analyst

Steve Levy
Lehman Brothers - Analyst

Tom Marr
Lord Abbett - Analyst

Tom DiBella
Turner Investment Partners - Analyst

Mike Zerinski
Bennick Asset Management - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Dycom earnings conference call. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, Mr. Steven Nielsen. Please go ahead.

Steven Nielsen - Dycom Industries - President & CEO

Good morning, everyone. I'd like to thank you for attending our first-quarter fiscal 2005 Dycom earnings conference call. With me we have in attendance Tim Estes, our Chief Operating Officer, Richard Dunn, our Chief Financial Officer, and Mike Miller our General Counsel. Now I will turn the call over to Mike Miller.

Mike Miller - Dycom Industries - General Counsel

Statements made in the course of this conference call that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's report on Form 10-K for the year ended July 31, 2004. Steve?

Steven Nielsen - Dycom Industries - President & CEO

Yesterday we issued a press release announcing our first-quarter 2005 earnings. For the quarter ending October 30, 2004 total contract revenues were 263.2 million versus 196 million in the year-ago period, an increase of 34 percent. Net income was 15.6 million versus 13.9 million, an increase of 12 percent, while fully diluted earnings per share was 32 cents versus 29 cents, an increase of 10 percent. Backlog at the end of the first quarter of 2005 was 1.376 billion versus 1.243 billion at the end of the fourth quarter of 2004, a sequential increase of 133 million. Of this backlog, approximately 845.1 million is expected to be completed in the next 12 months. Please note that 34.9 million of total and next 12 months' backlog was acquired in the RJE transaction.

Our first quarter results, while at the lower end of our expectations, continue to demonstrate the fundamental health of our business. Internal growth moderated, yet remained positive at 5.5 percent. Gross margin declined from the year-ago quarter by 427 basis points. However, this negative impact was in part offset by declines in G&A of 210 basis points and in depreciation and amortization of 48 basis points.

The decline in gross margin was the result of several factors -- unusually wet weather throughout August and September which impacted field productivity; increased overtime training and recruiting expenses generated by our ramp up for FTTP-related locating, engineering, and construction activities; expenses associated with the ramp down of several cable TV upgrade projects; the inclusion of revenues from our newly acquired engineering subsidiary, RJE Telecom. RJE performed very well during the quarter, but given the nature of its engineering services, RJE will generally experience


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DY - Q1 2005 Dycom Industries Earnings Conference Call


somewhat lower gross margins than our overall business. Several large projects whose management requires relatively higher local cost of sales overhead versus traditional corporate G&A expense. And an accrual relating to a legal matter. Despite this impact, pre-tax margin remains solid at 9.8 percent.

Liquidity remained ample with over 27.3 million in net cash. Capital expenditures to support our growth totaled 11.2 million net of disposals. Days sales outstanding rose moderately to 76.9 days, up from 71.4 for the fourth quarter, with the increase in part attributable to working capital acquired in the RJE transaction. And finally, cash used during the quarter to fund the RJE transaction totaled 8.7 million.

During the quarter we continued to experience the effects of a growing overall economy, major telephone company expenditures which grew substantially year-over-year, continued spending by several cable customers, and the impact of 4 hurricanes which hit the Southeast. Revenue from Comcast was 51 million. Comcast was Dycom's largest customer for the quarter at 19.4 percent of revenue, down from 23.6 percent in the previous quarter. Additionally, revenue from Charter and Brighthouse increased year-over-year, in part due to hurricane restoration activities. Organic revenue from BellSouth increased compared to the year-ago quarter, while our employee headcount increased during the quarter by 693 to 8462, including over 600 acquired through the RJE transaction.

And perhaps most significantly, we performed work for Verizon's fiber-to-the-premise buried plant initiative in the states of Massachusetts, New York, Pennsylvania, Maryland, Virginia, and Florida. Sales to Verizon were
40.6 million during the quarter, up from 668,000 in the year-ago period. At over 15 percent of revenue, Verizon has now become our second-largest customer. Organic sales related to FTTP projects were up sequentially over 90 percent since our last quarter.

During the quarter we continued to book new work - for Charter, a cable upgrade project in Alton, Illinois; in our locating business a new contract in the Northwest for Pacific Power & Light, a utility which has not outsourced locating in the past; for Alltel an extension of our master contracts in Kentucky; and for MCI a large fiber reinforcement project in Arizona.

As Dycom grew this quarter, we demonstrated our continued stability and our ability to profitably respond to growth opportunities. First and foremost, we maintained solid customer relationships throughout our markets. Secondly, the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of rapidly-evolving industry opportunities. We remain encouraged by additional public statements by two regional bell operating companies indicating a growing and accelerating commitment to deploy fiber deeper into their networks. We see these announcements as evidence that a sustained cycle of dramatic increases in capital expenditures may be just commencing. In fact, it is increasingly evident we may be seeing the real beginning of the oft foretold rewiring of the nation's telecommunications infrastructure in order to dramatically expand the provisioning of bandwidth and the delivery of new service offerings. Finally, while growing we have maintained our superior relative financial strength.

As the economy continues to expand and our industry possibly begins its own upsurge in growth, we believe Dycom's fundamental strength will allow us to remain 1 of the best-positioned firms and our industry, able to exploit profitable growth opportunities where others may be constrained. Having been prudently managed during our industry's downturn, we look forward to the possible prospect of potentially significant growth.

After weighing all of the factors we have discussed today, we have updated our forecast as follows. For the second quarter of fiscal 2005 we anticipate earnings per share of 14 to 19 cents on revenues of 200 to 220 million. This outlook anticipates continued solid growth in the US economy, normal seasonally difficult weather, declining spending by Comcast as it essentially completes its AT&T Broadband upgrades by calendar year end, and a prudent assessment of revenues from our Verizon fiber-to-the-premise opportunity. Looking beyond the second quarter, we are not currently in a position to provide guidance for the third quarter of fiscal 2005 with enough precision to make our expectations meaningful. This rests in part on the fact that some customer budgets have not been finalized for calendar 2005 and in part to the uncertainty of the exact trajectory of near-term spending. That being said, we have 3 observations as to what factors will be most important to track during the next 12 months.

For telephone companies, the effect of recent regulatory and other developments have on near and intermediate-term capital spending plans for calendar 2005 will be key. Recent favorable FCC rulings, the implied intensification or reiteration of commitments to fiber-related spending evident in several recent telephone company announcements, and a gradual

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DY - Q1 2005 Dycom Industries Earnings Conference Call


increase in capital spending guidance for growth initiatives throughout 2004 all augur well for an increased likelihood of significant capital spending increases by our customers.

In light of the possible magnitude of these potential increases, customer demand may very well exceed near-term industry capacity unlike any time since calendar year 2000. Given the significant amount of industry capacity which has exited since 2000 and the capital constraints of several of our competitors, our ability to use our significant financial strength to create and mobilize resources will be crucial.

Finally, as our industry responds to potentially increased customer demands, it will be necessary to communicate to our customers in a disciplined fashion what will be needed to ensure the high-quality and timely provision of services they require. At this point, I will turn the call over to Dick Dunn, our CFO.

Dick Dunn - Dycom Industries - SVP & CFO

Starting with the income statement, contract revenues for the current quarter were 263.2 million, up 34.3 percent from last year's Q1 of 196 million. Excluding revenues attributable to subsidiaries not owned during Q1 of fiscal year 2004, revenues for the current quarter would have been 206.8 million, an increase of 5.5 percent.

For the quarter, sales from our top 5 customers accounted for 63 percent of total revenue versus 69.7 percent for the prior year's first quarter. The top 5 customers and their respective percentages of revenue for Q1 of fiscal year 2005 and 2004 are as follows. For Q1 of fiscal year 2005, Comcast at 19.4 percent; Verizon at 15.4 percent; BellSouth, 14.8 percent; Sprint, 8.3 percent; Qwest at
5.1 percent. And for Q1 of fiscal year 2004, Comcast at 34.8 percent; Sprint at
13.7 percent; BellSouth at 11 percent; Qwest, 5.6 percent; and Adelphia, 4.6 percent.

Net income for the first quarter was 16.6 million versus 13.9 million in fiscal year 2004, representing an increase of 11.7 percent. Fully diluted earnings for the quarter were 32 cents per share, a 10.3 percent increase from last year's 29 cents per share results.

Operating margins for the quarter decreased 170 basis points, coming in at 9.59 percent versus last year's 11.29 percent. This decrease was due to a 427 basis point increase in cost of earned revenue, partially offset by a 210 basis point decrease in general and administrative expenses and a 48 basis point decrease in depreciation and amortization. Cost of earned revenues for the current quarter included the charge of 1.2 million or 46 basis points associated with a legal matter which relates to periods prior to the current fiscal year.

Our effective tax rate for the quarter was 39.5 percent versus 40.2 percent for the prior year's period.

Net interest expense for the quarter was approximately $46,000 versus $318,000 of interest income for the comparable prior year period. Other income for the quarter, consisting primarily of gains associated with the disposition of fixed assets, was 594,000 versus 845,000 for the comparable quarter in our fiscal 2004 year.

Operating activities for the quarter resulted in positive cash flow of $6.3 million. The primary component of this amount were net income of 15.6 million and depreciation and amortization of 11.3 million, partially offset by increases in working capital of approximately $20.6 million. Investing and financing activities for the quarter resulted in the use of $20.2 million. The primary component of this amount were capital expenditures of 12 million, acquisition expenditures of 8.7 million, and principal payments on capitalized leases of 1.2 million. These were partially offset by proceeds from the sale of fixed assets of $800,000 and proceeds associated with the exercise of employee stock options of $900,000.

Cash and cash equivalents at the end of the quarter were 37.5 million, down 13.9 million from the prior quarter.

During the quarter current net receivables increased 26.7 million to 158.6 million resulting in a DSO of 54.8 days. This figure represents an increase of
5.2 days from the last quarter's DSO of 49.6 days. Net unbilled revenue balances increased in the quarter from 58 million to 63.8 million, resulting in a DSO of
22.1 days, up 0.3 days from last quarter's figure of 21.8 days. On a cumulative basis the combined DSO for our trade receivable and net unbilled revenues increased from 71.4 days to 76.9 days, an increase of 5.5 days.

Net intangibles were essentially unchanged at 259.7 million. At October 30th the accrual for our self-insured casualty program increased 4.1 million to 48.4 million from the prior year's quarter balance of 44.7 million.

During the current quarter, revenue from multi-year master service agreements represented 51.0 percent of contract revenue versus 41.4 percent for Q1 of the prior year. Revenues

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DY - Q1 2005 Dycom Industries Earnings Conference Call


from long-term contracts and multi-year master service agreements represented
88.2 percent of contract revenues versus 81.4 percent for Q1 of the prior fiscal year.

Steven Nielsen - Dycom Industries - President & CEO

Now, Rochelle, we will open the call for questions.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS) Gina Gordon (ph), Merrill Lynch.

Gina Gordon - Merrill Lynch - Analyst

If you could just quantify the impacts of each of the circumstances for gross margin for us? And then, if you could also explained the thought process behind guidance next quarter, which seems to imply similar gross margins?

Steven Nielsen - Dycom Industries - President & CEO

It's difficult for us when we've got as many impacts as we had in the last quarter to sit here and give you 20 basis points this way or 50 another way. I think Dick has quantified the legal matter, Dick, as --?

Dick Dunn - Dycom Industries - SVP & CFO

About 46 basis points.

Steven Nielsen - Dycom Industries - President & CEO

About 46 basis points.

Gina Gordon - Merrill Lynch - Analyst

About 2 cents or so?

Steven Nielsen - Dycom Industries - President & CEO

No, 46 basis points; maybe a penny and a half. I think the other impact that we saw was clearly trying to net the impact of a lot of rainy weather, offset by some of the storm restoration activities that we had. And that is just a very difficult calculation, because of the work that you are - the workforce that you take off what they're normally doing. It's hard to pro forma back what the gross margin would have been on that given the rain that occurred after their hurricanes as they moved up the East Coast.

I think the other issue that we're looking at, once again directionally -- I think this is a fair statement, is that as we do more of these larger Verizon projects where we have a significant effort in a fairly limited geographic area, we're seeing more of what we normally would see as corporate G&A actually be done at the field level, so that if you have 1 $50 million project in 1 location, you have more local cost of sales overhead than if you had 5 $10 million project. So I think that's why we're seeing not only the gross margin somewhat impacted, but also our G&A trend down at the same time.

Gina Gordon - Merrill Lynch - Analyst

This is pretty much what you've built into next quarter in your feelings for the balance of the year as well?

Steven Nielsen - Dycom Industries - President & CEO

Yes. I think the other issue in the second quarter that we're factoring in, Gina, is the vast majority of the work that we're doing for Verizon outside of the engineering is underground. And that increases the volatility of trying to forecast the January quarter. There are years where we will be able to work through the winter with minimal impacts in Virginia and Maryland, and then there's other years where you can't. And so to be prudent, we just did not want to get ahead of ourselves, given the amount of that work that's ongoing, and in fact in some of those locations actually still accelerating, even though it's late in the year for weather.

Gina Gordon - Merrill Lynch - Analyst

Thank you.  I will hop back in the queue.

Operator

Alex Rygiel, Friedman Billings.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Steve, as you look at the work that you're performing for Verizon today versus your expectations 9 to 12 months ago, are the

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DY - Q1 2005 Dycom Industries Earnings Conference Call


margins that you're seeing today higher, on target, or lower than what you would have anticipated a year ago?

Steven Nielsen - Dycom Industries - President & CEO

I think if you account for where we are in the ramp up process, given that the biggest impact has been that due to various permitting and other issues we got started later in the year, I think our margins are, giving that fact and given where we are in the ramp up, I think they're within a range of expectation. We've got some jobs that are doing better. We have some other projects that we would like to do a little bit better, but I think on balance they are there. I think that as the customer increases the amount of work that is there and we provide good service, then I think there's nothing about this relationship or this business that does not imply that we can earn good returns like we have for all of our other major customers.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Can you quantify the amount of backlog associated with Verizon?

Steven Nielsen - Dycom Industries - President & CEO

I think what we can say, Alex, is that it was up significantly. Although, as we have talked about it before, we have limited our outlook to Verizon for this backlog calculation through the end of calendar '05 to be prudent. They have announced what the plan is for next year, and they have a long-term goal, but we are being cautious in forecasting backlog out beyond 12/31/05 for this project.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Previously you mentioned that -- you didn't specifically say 125, but you said that the change had been primarily associated with Verizon.

Steven Nielsen - Dycom Industries - President & CEO

I think that's still a good statement.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Is that a sequential change incremental to your existing business with Verizon?

Steven Nielsen - Dycom Industries - President & CEO

Yes, I think that's true.

Alex Rygiel - Friedman Billings Ramsey - Analyst

I just wanted to clarify. Did you say the backlog over the next 12 months is 845?

Steven Nielsen - Dycom Industries - President & CEO

Yes, that is correct.

Alex Rygiel - Friedman Billings Ramsey - Analyst

And that compares to?

Steven Nielsen - Dycom Industries - President & CEO

It was 600 -- I have that schedule. It was 685 round numbers at the end of the fourth quarter.

Alex Rygiel - Friedman Billings Ramsey - Analyst

When was the last time you actually saw backlog increase sequentially during these quarters?

Steven Nielsen - Dycom Industries - President & CEO

It's been a while, Alex. Clearly we have a -- as everyone's aware, we have a significant opportunity with Verizon. There's lots of work there. We're trying to be prudent on how we bring that opportunity into backlog based on looking every 90 days as to what we can see and what we can rely upon. And that is in large part driving backlog.

Alex Rygiel - Friedman Billings Ramsey - Analyst

How many employees do you have working with Verizon right now?

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DY - Q1 2005 Dycom Industries Earnings Conference Call


Steven Nielsen - Dycom Industries - President & CEO

You know, we talk about it as both a mixture of our own employees and the personnel that we have from associated firms. And I think we're a little over 2000 right now and adding every day.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Great. I'll get back into the queue. Thank you.

Operator

Alan Mitrani, Copper Beech Capital.

Alan Mitrani - Copper Beech Capital - Analyst

Dick, can you run down some more of the top 10 customers; maybe gave us what DIRECTV, Charter, Adelphia and others did this quarter?

Dick Dunn - Dycom Industries - SVP & CFO

Yes, hold on a second, Alan.  I'll get the schedule here.

Alan Mitrani - Copper Beech Capital - Analyst

And then if you can as well the breakdown between telco, electric utility -- the 3 ways you break down the business percentages too.

Dick Dunn - Dycom Industries - SVP & CFO

Starting at number 6 for the current quarter, we had Charter at 3.31, DIRECTV at 3.14, Brighthouse Networks at 2.8, Alltel at 2.19, and Adelphia at 1.73.

Alan Mitrani - Copper Beech Capital - Analyst

Okay.

Dick Dunn - Dycom Industries - SVP & CFO

Now, on the breakdown between the various components, we had Telecom at 40.1 percent for the current quarter versus 35.9 for the prior year.

Alan Mitrani - Copper Beech Capital - Analyst

40.1 percent? I'm sorry?

Dick Dunn - Dycom Industries - SVP & CFO

That's correct, versus 35.9. Cable TV at 32.0 versus 49.7; utility locating at
20.7 versus 8.8; and electrical installation services at 7.2 versus 5.6.

Alan Mitrani - Copper Beech Capital - Analyst

Thank you. Can you walk through -- you talked about the DSOs. The DSOs jumped 10 days by my calculation, the adjusted level. How much of that again was RJE?

Dick Dunn - Dycom Industries - SVP & CFO

Well, hold on.  When you said 10 days --

Alan Mitrani - Copper Beech Capital - Analyst

Adjusted for the cost -- 54 to -- 8 days, I guess, the way you calculate it; 10 days the way I calculate it, adjusted DSOs.

Steven Nielsen - Dycom Industries - President & CEO

No, that's not right, Alan. Don't forget that when you calculate the DSO for the fourth quarter it had 14 weeks. So you have got to divide the revenue by 98 days, not 91.

Dick Dunn - Dycom Industries - SVP & CFO

We went from about 71.9 to 76.9 in growth terms. If you pull out the effect of RJE, and the effect of that is the fact that you only have 1 month's worth of revenue, and of course you include the entire balance. That was about 2.2 days.

Alan Mitrani - Copper Beech Capital - Analyst

Okay, that's helpful. Can you explain RJE's business a little better? You talked about lower margin profiles from them. Maybe talk about the strategic rationale of buying it and what kind of margins it's going to experience versus historical Dycom.

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DY - Q1 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries - President & CEO

Their business is very similar to some of the business that we have done in some other engineering subsidiaries. Their primary customer is Verizon. They're heavily committed to the fiber-to-the-premise program, as well as other projects for Verizon. They also provide work to Sprint and all of the other major telcos at varying levels.

The engineering business, other than the occasional pickup truck car and lots of computers, does not require significant capital investment. So historically that's a market where you look at cash flow margins more on the order of 8 to 10 percent, sometimes in a good year 12 percent, because there's very little depreciation associated with fixed assets.

RJE has been a leading supplier of these types of services to Verizon over a long period of time. We just thought that given the opportunities that we saw in that business and the synergies between their business, our existing engineering businesses, and our construction folks, that it just made sense to do it.

Alan Mitrani - Copper Beech Capital - Analyst

Back to the gross margin question. I realize there are a lot of moving pieces, and that it came in below some people expected. But if I add back the 1 million 2 like you talked about, I'm getting 21.2 percent on a gross margin. Just a couple questions. Is the legal issue done, because there was another charge I think a few quarters ago? Is there anymore charges left in legal?

Steven Nielsen - Dycom Industries - President & CEO

This was a specific matter where there was a mediation. And based on a development in the mediation we decided to settle it. I'm not particularly happy about it, but it was the right thing to do.

Alan Mitrani - Copper Beech Capital - Analyst

Can you give us a sense -- I realize there were 4 hurricanes this quarter and it's typical not to repeat. Can you just give us a sense of how many days you lost you think on weather this quarter versus anytime in the past?

Steven Nielsen - Dycom Industries - President & CEO

We can tell you that our 1 major project located on the West Coast of Florida, we really lost 2 complete weeks.

Alan Mitrani - Copper Beech Capital - Analyst

While you were eating the cost of the employees and all the rest --?

Steven Nielsen - Dycom Industries - President & CEO

Well, the employees and the subcontractors for the most part (technical difficulty) went home. What we did have were the supervisory management, the (technical difficulty) all of the support staff that clearly were doing what they could. But we were not producing anything due to weather conditions. There was 1 week, Alan, where we had cars floating down streets in Tampa. We were not digging any trenches putting any conduit in that week.

Alan Mitrani - Copper Beech Capital - Analyst

Just to understand then, is there any reason that once you get more into the Verizon contract and your laying more homes per month, and you get more into the construction phase going into, call it the back half of your fiscal year, that margins can't potentially -- and you have worked through the Comcast -- Comcast is worked down, and you have started to ramp back up, and you have had RJE, any reason why gross margins can't at least expand a bit from where they are in the first half of the fiscal year?

Steven Nielsen - Dycom Industries - President & CEO

This management team has always been the 1 that prided ourselves on having higher relative margins, and we're going to do all that we can to do that. So we don't see anything intrinsic to this particular opportunity that says we can't create enough value that that will be recognized both by the customers and our ability to manage the people in a solid gross margin.

Alan Mitrani - Copper Beech Capital - Analyst

Thanks. I'll get back in queue.

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DY - Q1 2005 Dycom Industries Earnings Conference Call

Operator

Gary Jacoby (ph), Morgan Stanley.

Gary Jacoby - Morgan Stanley - Analyst

A couple of quick questions. First on all, on Adelphia, was it your sense (technical difficulty) or is it your sense that construction stopped while they try to work the bankruptcy issues?

Steven Nielsen - Dycom Industries - President & CEO

They have continued to do some upgrades at a lower level. We did still have some -- a little over 4 million in revenue with them in the quarter. There are actually some projects that they are right now in the midst of soliciting for next year. I would say that it is not unusual for companies that are going through a sale process to work on what they really need to work on and to defer, or at least to reconsider, projects that may be something to consider after the acquisition closes.

Gary Jacoby - Morgan Stanley - Analyst

So there is more update work there?

Steven Nielsen - Dycom Industries - President & CEO

Yes there is. It's not a massive amount, but there are projects right now that are in the midst of a bid process.

Gary Jacoby - Morgan Stanley - Analyst

Any progress on making inroads? I don't see SBC as a major customer. Any progress on getting them on board?

Steven Nielsen - Dycom Industries - President & CEO

We historically provided a consistent but low level of services to SBC. And we are continuing to work our contacts there. As we've mentioned on prior calls, SBC has generally preferred to use smaller vendors in most of their markets. We think that there may be an opportunity for us because the magnitude of the program may require them to look to larger vendors such as ourselves, but that is still a work in process for us, to work with them on that issue.

Gary Jacoby - Morgan Stanley - Analyst

Last question. On the phone companies as they move into video, are you doing some of the inside work in the houses, setting up set-top boxes and any inside wiring? Or is your contract strictly excluded to outside plant-type work?

Steven Nielsen - Dycom Industries - President & CEO

At this point their focus is on outside plant. I think their declared intention is to address the new installations side of those deployments with their own workforce. However, that does create opportunities in more traditional copper network services as they have to back-fill those positions that they free up to work on video deployments.

Gary Jacoby - Morgan Stanley - Analyst

Thank you very much.

Operator

Jason Simon, JMP Securities.

Jason Simon - JMP Securities - Analyst

A quick question on the backlog. I guess, Dick and Steve, when we talked in the past you have suggested that the backlog calculation that you had only included the work you were currently conducting with Verizon. I was just wondering if that position has changed.

Steven Nielsen - Dycom Industries - President & CEO

What we said when we started the product project was that we were going to focus on work that we had in hand and that we could see for the next 12 months and as we got deeper into the project that we would evaluate that position quarterly. At this point given their public statements about next year's plan, we felt comfortable enough to take our backlog estimates out through 12/31/2005. But we have not taken them out any further. And that's not to imply that Verizon is not committed to a 5 or 6-year or who knows how long buildup, because we are convinced that they are. But given the fact that the network that we're deploying is a parallel network to their existing, they can clearly maintain service to their existing customers should they choose to slow

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                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

down or not deploy this network. So we're reflecting that contingency in being conservative out past 12/31/05.

Jason Simon - JMP Securities - Analyst

I got it. As of their announcement they announced additional 6 states have you included all state in your backlog?

Steven Nielsen - Dycom Industries - President & CEO

Yes. We had actually been working in those other states at the end of the fourth quarter and were able to include that in backlog based on the methodology that we had shared with everyone at that time. We were just covered by a nondisclosure agreement prior to their public announcement, and so that's why we had talked about numbers of states but could not actually gave you exact geographic locations.

Jason Simon - JMP Securities - Analyst

Just backing up on the SBC question, what in your opinion would be the probability of the smaller companies, the smaller private entities, having the financial flexibility to do the work for SBC? And what do you think the probability would be of SBC giving business to a larger contractor such as yourself or another competitor?

Steven Nielsen - Dycom Industries - President & CEO

I think these private companies have resources. They will be able to grow. But given the magnitude of the program and accelerated schedule, there may very well be opportunities for us to supplement that existing vendor base in a bigger way. And I think what's clearly evident over the last 4, 5, 6 weeks of announcements from the telephone companies is that their intensity to next year's program is going up. And if that's true, then I think that would create an opportunity for us.

Jason Simon - JMP Securities - Analyst

Just 1 last question. BellSouth, they announced they are going to be increasing deployments 40 percent year-over-year. Have you seen any increased activity from them?

Steven Nielsen - Dycom Industries - President & CEO

What BellSouth is doing right now is they have always been deploying fiber-to-the-curb, which they just got the same regulatory treatment as fiber-to-the-premise last month. They have been doing that since 1995. I actually was involved with 1 of the first deployments in Atlanta in September/October of '95. So I think they will take comfort from the fact that they are relieved from unbundling requirements on fiber-to-the-curb, so that as they serve new subdivisions, what they may have served as copper they will serve as fiber going forward. I think they're also interested in terms of providing in addition to that fiber-to-the-premise in new subdivisions a very robust DSL offering similar to what at least I understood SBC to describe. So I think generally you will see an upward bias to spending for high bandwidth infrastructure.

Jason Simon - JMP Securities - Analyst

Very stuff, guys.  Thank you.

Operator

Steve Levy, Lehman Brothers.

Steve Levy - Lehman Brothers - Analyst

I just had 1 quick question. Your comment about the Verizon in terms of the next quarter and how you characterized it, I believe you used the word "prudent assessment". Could you just help us understand what that means?

Steven Nielsen - Dycom Industries - President & CEO

When you're doing underground construction in New York, Massachusetts, Pennsylvania, Maryland, and Virginia, you can't sit and say what are your run rates the first and second week of November and extrapolate that on a linear basis through the holidays and potentially the bad weather. You just have to be careful, because we have worked in Virginia for a lots of years. There are years you'll be able to work straight through. There are other years where you're going to have a soft spot sometime in January or February due to severe weather conditions. And the issue, as it's always been for our second quarter, is if the bad weather happens at end of the quarter, the recovery is in the next quarter for the work that gets deferred, and that's just difficult forecast.

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                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Steve Levy - Lehman Brothers - Analyst

So this was just really a function of not so much the orders from Verizon or more the timing of those orders, but your ability to actually do them because of external forces?

Steven Nielsen - Dycom Industries - President & CEO

I think it is not a secret that Verizon would like everybody to get more done every day. It's really just a function of the fundamental constraints of trying to do underground construction in the winter.

Steve Levy - Lehman Brothers - Analyst

Thank you.

Operator

Tom Marr (ph), Lord Abbett.

Tom Marr - Lord Abbett - Analyst

I guess it's difficult to sort of quantify some of these impacts, but maybe qualitatively you can talk about a couple of areas. If you look at the impact on the just-reported quarter, I guess there was some weather-related stuff related to the hurricanes, etc. That's 1 piece. And then on Verizon, I guess I think about maybe 2 pieces. 1 would be short-term ramp related issues, which maybe are more subcontracting than you'll have long-term or training, etc. And then the second piece of Verizon could be more long-term change in the model from gross margin down to below the line. If you could just qualitatively talk about how much you think those 3 pieces sort of impacted of the quarter, that would be helpful.

Steven Nielsen - Dycom Industries - President & CEO

Certainly August and September were wet, particularly not just in the areas that were impacted by the hurricanes, but as they worked their way up the East Coast. So there was clearly a fair amount of wet activity. We have gross margin data on 25 business units, and tried to sit there and tried to draw a theme for month-to-month across those business units. And the volatility around a 200 basis point move in gross margin is just pretty hard to disaggregate to say it was 70 here, and 30 here, and 100 someplace else, because it's just not that clear.

I think with regards to Verizon, the issue in addition to just the direct construction that we're doing is that as a result of the UtiliQuest purchase last year, we are the largest locate company up and down the East Coast. And 1 of the things that has to get done before you can put a shovel in the ground is get all of the existing utilities located. So we have really seen more direct impact on overtime and training and recruiting expenses in that locate side of the business in the quarter as we saw the ramp up, because that's just a leading indicator of the activity that is to follow.

Tom Marr - Lord Abbett - Analyst

So that was negatively impacted from a gross margin point of view?

Steven Nielsen - Dycom Industries - President & CEO

Yes, absolutely. There's a lot more business there, but a lot more business in that industry is good long-term. But in the short-term you have to run training schools. In order to qualified personnel, we end up training folks for really a 60 to 90 day period before we even put them on simple tasks. So there's a ramp up there.

And then thirdly, it is just these projects are so large and to this point so concentrated it's just a different model. We have to have overhead locally so that we can be responsive to the needs of the customer for billing and QAQC, and safety, and all those things. But at the same time we're not going to replicate that by having the same functions in the G&A at the corporate level. So if you think about it this way, you're going to have more local cost of sales overhead doing 1 $100 million a year contract than if you had 10 $10 million a year contracts. So we've got to recognize that in our margin expectations, because we don't want to miss on the gross margin line. And then by the way, everybody forgets that we brought down G&A year-over-year a couple hundred basis points.

Tom Marr - Lord Abbett - Analyst

Relative to your expectation going into the quarter, is that sort of what -- I don't want to say surprised you, but that's where the change really was, this move to --?

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                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries - President & CEO

I think the change was there in the weather, and I think in hindsight we've been around in the industry a long time. The gear shifting from a customer that -- with Comcast as it is coming down and these projects were completing to relocating management resources or demobilizing cable resources and creating telephone resources, it has proven a little more challenging. It does not mean in the long run that the opportunity is any different; it just is challenging. When you double or almost double from about 16 million to a little over 30 million just your organic growth on a sequential basis, that takes a lot of work.

Tom Marr - Lord Abbett - Analyst

By the way, did Comcast come down according to where you would expect it to be?

Steven Nielsen - Dycom Industries - President & CEO

Yes, I think so. We did a little bit of storm work for them, so the number was impacted to some degree by the hurricanes that hit Florida. But I think it generally, as always with Comcast if they indicate that they're going to be finished with something by a date certain, they generally are.

Tom Marr - Lord Abbett - Analyst

Just last question on Verizon in terms of CapEx that you're incurring related to those projects. Is that sort of as you would expect or higher or lower?

Steven Nielsen - Dycom Industries - President & CEO

We would -- as always, our belief is that if we end up spending more money for CapEx that's a good idea, because we do that to support growth initiatives. And we've also indicated at the end of the fourth quarter that there is this favorable tax treatment to adding equipment prior to the end of this calendar year, and we're going to spend some more money to get that tax benefit before year end.

Tom Marr - Lord Abbett - Analyst

Got you.  Thank you.

Operator

Tom DiBella, Turner Investment Partners.

Tom DiBella - Turner Investment Partners - Analyst

I had a couple of questions on the factors for coming in the under the expectations. A lot of the factors are hard to estimate. I realize that because it probably was the worst hurricane season in the last 30 years. But a couple of the items I was wondering if you could give us some numbers on. You mentioned the inclusion of RJE's lower-margin business. How much was included and what were their margins on that business? The second question would be you said you had increased recruiting and training. You must have had some idea what your budget was at the beginning of the quarter and what it ended up at. Just wondering if you could help us fine-tune some of these numbers which we should be able to estimate, and then we can narrow and better on what is very hard to estimate.

Dick Dunn - Dycom Industries - SVP & CFO

The RJE was about 15 basis points, because it is a relatively small revenue aspect of the quarter.

Steven Nielsen - Dycom Industries - President & CEO

And the training numbers were not material to the gross margin. I think what was a bigger impact in that locating business was really the overtime that you run responding to the additional demand. We probably ran schools for probably 75 to 100 folks that were not real productive during the quarter. But the issue is for the other 500 that are out there getting it done every day, you have productivity impacts and you also had, in part due to weather because that impacts locating also, but also in part due to the amount of overtime, which you have to work to get ahead of a bulge of work.

Tom DiBella - Turner Investment Partners - Analyst

Do you have a number as to how much more overtime you paid this quarter versus where you thought you we're going to be or last quarter?

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
                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries - President & CEO

We didn't pull that number together, because it's down at the subsidiary level. My sense is that it was more significant than RJE, but not materially more.

Tom DiBella - Turner Investment Partners - Analyst

Thank you.

Operator

Mike Zerinski (ph), Bennick Asset Management (ph).

Mike Zerinski - Bennick Asset Management - Analyst

I just wondered if you could provide a little bit more insight into exactly how much of an impact you see ongoing from the recruiting and the ramp down impact that we had hitting the gross margins in the first quarter.

Steven Nielsen - Dycom Industries - President & CEO

We're trying to parse or disaggregate a couple of hundred basis points of gross margin, which is about $5 million. We know that there's about 1 million 2 that we've talked about in this legal accrual. We've talked about another maybe 40 or 50 basis points that we can identify. So we're really trying to figure out a number that's a couple million dollars that's a whole bunch of different activity. And we'd like to be more helpful and more precise. But if we were, I'm not sure it would be meaningful going forward. I mean, training people in the labor business is part of a pick up in growth. It's something that we went through in the Comcast opportunity. It's something that we certainly did for the entirety of the mid and late-'90s. It would be appropriately reflected back in what we charge our customers as we work that through the market.

Mike Zerinski - Bennick Asset Management - Analyst

I guess maybe a better way to then just ask this directly is what are your assumptions for what your gross margins are going to be in the second quarter.

Steven Nielsen - Dycom Industries - President & CEO

We took them on a prudent basis essentially at the same levels.

Mike Zerinski - Bennick Asset Management - Analyst

As the first quarter?

Steven Nielsen - Dycom Industries - President & CEO

Yes. Maybe slightly down, depending on weather.

Mike Zerinski - Bennick Asset Management - Analyst

Have you ever lost 2 weeks of time in the winter?

Steven Nielsen - Dycom Industries - President & CEO

We certainly did in the second quarter of 2003. If you recall, that's when it snowed in the Northeast for seems like 2 weeks.

Mike Zerinski - Bennick Asset Management - Analyst

Okay. And the accrual for the legal matter goes away? Is that correct?

Steven Nielsen - Dycom Industries - President & CEO

It's been accrued. The final settlement agreement is essentially drafted, so yes.

Mike Zerinski - Bennick Asset Management - Analyst

So if I take that out of the picture, then that would indicate that you are actually forecasting that some of these impacts would be worse in the second quarter than the first quarter?

Steven Nielsen - Dycom Industries - President & CEO

Which I think is prudent given the weather.

Mike Zerinski - Bennick Asset Management - Analyst

Thank you.

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                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Operator

Alan Mitrani, Copper Beech Capital.

Alan Mitrani - Copper Beech Capital - Analyst

Can you talk about CapEx for a little bit? CapEx was a little below what I was looking for this quarter. Can you give us what your new guidance or your expectations are for fiscal '05 in gross CapEx, before the --?

Steven Nielsen - Dycom Industries - President & CEO

Given what we know now, Alan, we're not looking for any change for the total. I think we may make up in the second quarter for any shortage because we are going to take advantage of this tax benefit. It has to get spent before 12/31.

Alan Mitrani - Copper Beech Capital - Analyst

So are we looking for $40 million this fiscal year?

Steven Nielsen - Dycom Industries - President & CEO

I think we said 35 to 40 on the guidance last quarter.

Alan Mitrani - Copper Beech Capital - Analyst

Also, the tax rate (technical difficulty) should we use 39.5 of our steady tax rate?

Dick Dunn - Dycom Industries - SVP & CFO

It's going to be between 39.5 to 40. I mean, it is 10 basis points of -- only about 30 or $40,000.

Steven Nielsen - Dycom Industries - President & CEO

It's really a function of the mix of where we do the work.

Dick Dunn - Dycom Industries - SVP & CFO

Right, and some of -- I don't want to go into too much detail regarding Schedule M permanent items associated with meals and entertainment allowance and things of that nature.

Alan Mitrani - Copper Beech Capital - Analyst

No problem. Also, D&A has moved around the last 3 quarters. Can you give us what you think a run rate of D&A is for the quarter basis? How much is our RJE now that is only been in for 1 month? Is 11.5 million a good number in D&A? Should it start trending up now that you're spending in CapEx?

Steven Nielsen - Dycom Industries - President & CEO

I think it will start trending up. I think you have got to disaggregate it and look at the amortization line which is a function of the acquisitions of first-half UtiliQuest and RJE.

Dick Dunn - Dycom Industries - SVP & CFO

Depreciation was down, I think. It was just about flat. It was down 100,000 I believe, as I recall. And amortization was perhaps up a little bit.

Alan Mitrani - Copper Beech Capital - Analyst

And then understanding that the gross margins will at least be down for a while, and I realize the legal thing is not going to repeat, the weather is always bad in the second quarter, and some of the overtime I assume will start working itself out, and there is some sort of, as you said, a bit of a permanent difference just partially from RJE, how much savings do you expect to make up in SG&A? Do you need to ramp up more SG&A to handle all the work the you're doing if they decide to open up new states? Or is somewhere between 17 and 20 million a good run rate for you guys?

Steven Nielsen - Dycom Industries - President & CEO

I think if we start pulling through more revenue through existing locations that we have so that essentially the program just gets bigger where we are, I don't think we will see material increases to G&A. We will have to add safety people and some back office clerical perhaps. But a lot of our - a good portion of our accounting systems are mechanized, and they just handle that increased revenue (technical difficulty) corporate is more transactions running through the accounting system. If we are fortunate enough (technical difficulty) if there are other opportunities around the country that require new start-up, then we will see some increase in G&A to support that.

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
                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Alan Mitrani - Copper Beech Capital - Analyst

Let me ask some other questions. First of all, actually before I go on to this, Brighthouse, I have been listening to your calls for almost 8 years, and I don't remember 1 time where you have mentioned Brighthouse as a top 10 or 15 or anything as a customer.

Steven Nielsen - Dycom Industries - President & CEO

We have worked for Brighthouse for the time that they have been in existence. Brighthouse was a partnership of the Newhouse family and Time Warner that was operated under the Time Warner brand until I believe a couple years ago. And that partnership was dissolved and the Brighthouse folks were formed out of the Time Warner organizations in Tampa and Orlando. And a good portion -- although we've done several upgrades with Brighthouse in the last couple years, they had not been material to get them into the top 10. But we certainly were there and ready to help them out when 2 hurricanes hit Orlando, and that's where a good portion of that revenue came from.

Alan Mitrani - Copper Beech Capital - Analyst

Adelphia obviously pulled back, partly because they're up for sale. Do you expect -- do you have any sense as to are we now at sort of maintenance levels for Adelphia until they get sold, and we figure out who the buyer is, and how much they want to spend?

Steven Nielsen - Dycom Industries - President & CEO

I think that's a fair estimate. It may drift down, but from these levels that certainly is not going to be material. For companies that go through sales processes and this is pretty normal behavior.

Alan Mitrani - Copper Beech Capital - Analyst

So it sounds like, just if I am clear, Verizon is ramping up pretty aggressively and you're bullish on the industry; it's just a question of where the next quarter or so lies as you ramp up some of your different divisions and you do a lot of underground work and you get all your divisions geared up to being able to handle the work. Is that a fair assessment?

Steven Nielsen - Dycom Industries - President & CEO

I think take if you take 2 steps back and you look at the landscape of the industry, and you look at the regulatory relief that the RBOCs got in October, and you look at the fact that once again our customers see the right type of CapEx is crucial to their business success, that's a good environment. That's where we were for the back half of the '90s. And clearly at least today that's what it looks like it is for the intermediate and long-term future.

Alan Mitrani - Copper Beech Capital - Analyst

No one asked it, and I know you guys should at least talk about it. There's been articles in the Tampa Tribune regarding gas lines being hit and water lines being hit from some of the subcontractors and others working down in Tampa. Can you speak to that? Is it your subsidiaries? Is it everybody? Is that the water company's fault? Where does the blame lie? Are you taking any cost overruns because of that? And was that in this quarter's numbers --?

Steven Nielsen - Dycom Industries - President & CEO

1 thing I guarantee is we're not going to tell anybody where the blame lies, other than 1 damage is 1 damage too many. We're doing a large portion of the distribution installation of the network down there. There are others doing distribution on a peak (ph) basis and there's a lot of feeder construction ongoing. Feeder construction in particular is very difficult and you have to work around a lot of existing utilities. When you parallel the amount of utilities that are in the ground today, unfortunately on occasion there are going to be construction errors, there are going to be mapping errors, there are going to be locating issues that result in damages. And 1 is 1 too many.

We are graded both for our own purposes internally and with our customer on the number of those at-fault damages that occur in any 2 miles of plant that we install. And we've been able to meet or exceed expectation for minimizing damages. That doesn't mean we haven't had any. It just means that giving the process that we're doing pretty well, but always trying to do better.

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
                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Alan Mitrani - Copper Beech Capital - Analyst

So is there the potential for you to pick up work for your locating businesses in this area if people aren't happy with the way it's going or for your subsidiaries --?

Steven Nielsen - Dycom Industries - President & CEO

I think the key issue for the locating industry is in those instances where it is either our outside locating firm or another locating firm, while it's difficult when you have to ramp up and spend money to do that, eventually you can do that. What's more difficult is if you have municipal utilities where they're budgeted on an annual basis for locating expense, and all of a sudden you have a large project. That's difficult for a typical municipality to ramp up as quickly as we can for locating service. That being said, we can exercise more caution (technical difficulty) we can work with them closely to try to avoid any issues, but that is just a fact of something that is significant.

Alan Mitrani - Copper Beech Capital - Analyst

Thank you.

Operator

Alex Rygiel, Friedman Billings Ramsey.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Sorry, Steve, but I want to circle back to Verizon as it relates to your backlog. Is there any help you can give us on quantifying that data point?

Steven Nielsen - Dycom Industries - President & CEO

If we said that on a sequential basis that our organic revenue almost doubled from the fourth quarter to the first quarter directionally that would tell you where backlog went.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Can you also clarify that that correlates with what number of homes to be passed over that period of time?

Steven Nielsen - Dycom Industries - President & CEO

We are only forecasting backlog based on what the customers have indicated their plans are. We're not going to be the ones that get ahead of anybody either way; get ahead of any customer either way on what their plans are, because they're the boss and they're the ones with the plans.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Can you just refresh our memory and tell us what those plans are?

Steven Nielsen - Dycom Industries - President & CEO

The plan right now is for 2 million homes passed nationally by Verizon for calendar '05.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Have you seen them step outside the 9 states that they've announced so far?

Steven Nielsen - Dycom Industries - President & CEO

I will refer you to my previous answer, which is we're not in the news business, we're in the construction business. And right now Verizon has announced 9 states.

Alex Rygiel - Friedman Billings Ramsey - Analyst

As I take a step back here, your stock is trading down pretty hard today, but yet your backlog is up about 100 percent year-over-year. Obviously there is some question with regards to the profitability of this new business you're taking on, as well as your flat year-over-year revenue guidance for the January quarter. It almost seems like we're stepping up for incredibly strong mid-2005.

Alex Rygiel - Friedman Billings Ramsey - Analyst

All I will say is that the factors that we're dealing with right now are very reminiscent of where we were exactly 2 years ago on the Comcast opportunity -- same management team; it's a bigger opportunity. And while short-term there's uncertainty associated with it, we're confident that in the long run if we do our jobs, and if the customer continues to perform as they have said, that we will make some money off

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
                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

this thing, because that's what we've been able to do for the last 10 years.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Last question on Comcast. What do you view as your long-term steady kind of run rate reoccurring revenue basis (multiple speakers)

Steven Nielsen - Dycom Industries - President & CEO

We've indicated through the locating business and some of the new build and plant extension work that we'd like to do anywhere between -- I think we said this year it looks like 15 to 20 million a quarter. We'd like to do more. We may do a little bit less. It a number that's evolving as we come off these upgrades.

Alex Rygiel - Friedman Billings Ramsey - Analyst

Thank you.

Operator

Gary Jacoby, Morgan Stanley.

Gary Jacoby - Morgan Stanley - Analyst

Thank you guys for taking so many questions. I'm very comfortable with your revenue outlook and your new customers, but I'm a little concerned, for example, on the utility business when you get the locating services (indiscernible) a lot of cost to train people (technical difficulty) a tough time, that's 1 of the first project that they delay or postpone or defer.

Steven Nielsen - Dycom Industries - President & CEO

I would beg to differ. They are not going to -- with the amount of demands on the locating industry right now, the appetite for any of our existing customers to take this in-house right now would basically approach 0.

Gary Jacoby - Morgan Stanley - Analyst

No, not take it in-house, just slow it down a little bit. I guess my question --

Steven Nielsen - Dycom Industries - President & CEO

You can't slow down locating, and let me back up. Locating is when we're a signed a construction project by statute in all 50 states you have to call 1 call center and say I'm going to be excavating at the corner of First and Main.

Gary Jacoby - Morgan Stanley - Analyst

I was thinking of something different. I was thinking (technical difficulty) polls (multiple speakers) and things like that.

Steven Nielsen - Dycom Industries - President & CEO

The locating business is as close to a government franchise as any business that we have.

Gary Jacoby - Morgan Stanley - Analyst

Thank you.  Sorry for the confusion on my part.

Operator

Mike Zerinski, Bennick Asset Management.

Mike Zerinski - Bennick Asset Management - Analyst

Quick follow-up, and Alex kind of was getting at it a little bit. Given the growth of the backlog and the strength that you are up 100 percent year-over-year; you are up 23 percent sequentially, and with all that issues you faced last quarter from the weather and things like that, you still managed to grow revenues 34 percent. When you are kind of factoring in just similar issues from weather and stuff and the fact you've got more business out there that you can do, I guess I'm a little surprised that you are still so conservative on the revenue there.

Steven Nielsen - Dycom Industries - President & CEO

The 34 percent -- don't forget, both I and Dick indicated that organic was a little less than 6 percent. And we did the UtiliQuest and First South acquisitions essentially at the 1 of December of last year. As we lap that you're going to have less revenue growth on a reported basis because they are going to be 2 months in the year-ago period and 3 months in this period.

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

                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Mike Zerinski - Bennick Asset Management - Analyst

Thank you.  I missed the organic part of that.  Thank you.

Operator

Alan Mitrani, Copper Beech Capital.

Alan Mitrani - Copper Beech Capital - Analyst

Adelphia, you did about 45 million last year with Adelphia. Obviously you're cut in half versus last year's first quarter, and it seems like the second quarter won't be a lot as well given where they are in their lifecycle. Do you expect them to be able to come back in the second half of the year? Have you gotten any indications where their spending is going to be?

Steven Nielsen - Dycom Industries - President & CEO

That's really a function of the sale process, and that depends on who the eventual owner is. To the extent that Comcast or Time Warner buy the business or probably anyone else, they're going to be aggressive to ensure that the plant is upgraded, just like they have been in every other transaction they've been involved with. To the extent that there is some sort of private equity transaction, we found that once again those folks will pro forma in what they expect for upgrade expenditures factored into the purchase price, and when they close they will spend it.

Alan Mitrani - Copper Beech Capital - Analyst

Just your answer on the Comcast side, just to understand, you did 51 million this quarter. I understand it had a little bit of hurricane and you finished some upgrades. What do think -- can you give us a sense of where it could be next quarter or what a run rate would be --?

Steven Nielsen - Dycom Industries - President & CEO

We have said 15 to 20 as we come down off these projects. We're beginning to see some other opportunities, but at the end of the day it could be a little more, it could be a little bit less. At this point, given all that we know, it's not going to be material to the overall mix of the Company's revenue at the moment, ex their involvement of Adelphia or some other transaction.

Alan Mitrani - Copper Beech Capital - Analyst

No one else asked it, but can you give us your outlook for acquisitions? You've made a couple these last few years which have positioned you well either with Comcast or with Verizon, depending on who is spending. Can you give us where you stand in the acquisition game? Your balance sheet is pretty clean. And it seems like based on your commentary you're almost going to be full up for work, which means rates should go up. Are you in the market to look for more strategic acquisitions? And which areas of your business would you focus on?

Steven Nielsen - Dycom Industries - President & CEO

I think as always we're always looking for and addressing opportunities. We would not go outside of our traditional service offerings. We found that that's been a good strategy; that if you find the right markets and you pay attention to them, they may go through a cyclical downturn, but they come back. And clearly the last 2 years have supported that approach. At the same hand, we've got some good growth opportunities, assuming that certain things occur. And when you do that, organic growth is always cheaper than acquired growth. We're going to look to where the right returns are for the shareholders.

Alan Mitrani - Copper Beech Capital - Analyst

Just so I am clear, when you were talking about Comcast 15 to 20, that's 15 to 20 percent of your revenues or --?

Steven Nielsen - Dycom Industries - President & CEO

No, 15 to 20 million a quarter.

Alan Mitrani - Copper Beech Capital - Analyst

Okay, thank you.

Operator

Gentlemen, there are no further questions.  Please continue.

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617.603.7900 www.streetevents.com                                             17

(C) 2004 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

                                                                FINAL TRANSCRIPT

DY - Q1 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries - President & CEO

Thank you, Rochelle. We appreciate everybody's time and attention on the call today and we will speak to you at the end of February again. Thank you.

Operator

That does conclude our conference for today. Thank you for your participation and for using AT&T executive teleconferencing. You may now disconnect.

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